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                                                                  Exhibit 10 (j)
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                            SECOND AMENDMENT TO THE
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              SIGMA-ALDRICH CORPORATION SHARE OPTION PLAN OF 1995
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     This Second Amendment to the Share Option Plan of 1995 is hereby approved and adopted by Sigma-Aldrich Corporation (the "Company") effective as of the November 1, 1999.

     WHEREAS, the Company established its Share Option Plan of 1995 (the "Plan") to provide for the granting of options to purchase Common Stock of the Company to certain key employees of the Company and its subsidiaries; and

     WHEREAS, the Company desires to clarify that the employees of a subsidiary which is sold will be treated in the same manner as employees whose employment is terminated pursuant to the sale of assets; and

     WHEREAS, the Plan provides that each option shall be exercisable in such manner, at such time or times and subject to such conditions or limitations as shall be fixed by the Compensation Committee of the Board (the "Committee"), in its sole discretion at the time such option is granted; and

     WHEREAS, the Company desires to clarify that the Committee, in certain circumstances, may amend the terms and conditions with respect to which an option is exercisable after the time an option is granted; and

     WHEREAS, the Plan established by the Company and approved by the shareholders of the Company contemplated that with certain exceptions no option would be exercisable within twelve months of grant; and

     WHEREAS, the Company desires to create exceptions to such twelve month rule.

     NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:
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    1.    The first two sentences of paragraph 6 of the Plan are hereby deleted and the following three sentences are inserted in their place:

Except as provided in paragraphs 8(b)(ii) and 8(b)(v), no option granted under this Plan may be exercised prior to the expiration of twelve (12) months from the date it is granted. The Committee may specify a longer period of time during which an option may not be exercised at the time each option is granted. Any period of non-exercise (whether shortened as provided in paragraphs 8(b)(ii) and 8(b)(v) or lengthened as provided in the preceding sentence) is hereinafter referred to as the "Non-exercise Period."

    2. A new sentence is added after the first sentence in paragraph 8(b)(i) of the Plan as follows:

If a subsidiary of the Company ceases to be a subsidiary of the Company, an optionee who is employed by such former subsidiary and is no longer employed by either the Company or any current subsidiary of the Company shall be deemed to have terminated employment with the Company and every subsidiary of the Company and such termination shall be deemed to have been made by the Company without cause.

    3.    A new paragraph 8(b)(v) is added immediately following paragraph

          8(b)(iv) as follows:

          (V)  Certain Corporate Transactions. If an optionee's employment is
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               terminated or deemed terminated with the Company and every subsidiary of the Company solely as a results of:

               (1)  the sale of a subsidiary of the Company,

               (2) the sale of the assets of a portion of the business of the Company or a subsidiary of the Company, or

               (3)  a corporate reorganization or restructuring,

    the Committee may, in its sole and absolute discretion, allow the optionee to exercise options (i) which are not yet otherwise exercisable and (ii) which have not been granted at least twelve (12) months prior to the date of such transaction.

     IN WITNESS WHEREOF, the Company has executed this Second Amendment to the Share Option Plan of 1995 as of the day and year first above written.

                                  SIGMA-ALDRICH CORPORATION

                              By: /s/ Michael R. Hogan
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                                  Vice President